Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment No. 2”), dated as of October 30, 2018, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, a national banking association (“Lender”), LIGGETT GROUP LLC, a Delaware limited liability company, as successor to Liggett Group Inc., as revolving loan borrower (the “Revolving Borrower”), and 100 MAPLE LLC, a Delaware limited liability company (the “Term Loan Borrower” and, together with the Revolving Borrower, the “Borrowers”).

WHEREAS, the Borrowers and the Lender have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Third Amended and Restated Credit Agreement, dated as of January 14, 2015, by and among Lender, as administrative agent and lender, and the Borrowers (as amended, modified or otherwise supplemented to the date hereof and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of January 27, 2017, and this Amendment No. 2 (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, the Borrowers have requested that Lender make certain amendments to the Credit Agreement as set forth herein, which Lender is willing to do subject to the terms and provisions hereof; and

WHEREAS, by this Amendment No. 2, Lender and the Borrowers wish and intend to evidence such amendments.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01    Definitions. Capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement, unless otherwise defined herein.

Section 1.02    Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    The definition of “Permitted Indebtedness” is hereby amended by replacing the “.” at the end of clause (p) with a “,” and adding two new clauses (q) and (r) as follows:

“(p) any unsecured guaranty made by each Borrower and their respective subsidiaries of the Indebtedness owing by Parent with respect to the 2026 Notes and the 2026 Notes Indenture, any Refinancing Indebtedness thereof and any other refinancing, refunding, extensions, renewals, issuances or replacements thereof to the extent permitted under the Agreement, and

(r) any unsecured guaranty made by each Borrower and their respective subsidiaries of the Indebtedness owing by Parent with respect to 2026 Note Equivalent Indebtedness, any Refinancing Indebtedness thereof and any other refinancing, refunding, extensions, renewals, issuances or replacements thereof to the extent permitted under the Agreement,”

(b)    The following definitions are hereby added in alphabetical order:

“2026 Note Equivalent Indebtedness” means any Indebtedness of the Parent (other than the 2026 Notes or the Additional Permitted 2026 Notes and the 2026 Notes Indenture) after the date hereof, (i) issued in lieu of Parent issuing any Additional Permitted 2026 Notes or (ii) issued to refinance or in partial repayment of the 2026 Notes or any of the Additional Permitted 2026 Notes, as otherwise permitted hereunder; provided, that:

(a)    the sum of (i) the aggregate outstanding principal amount (or any other Indebtedness in connection with the relevant transactions, if applicable) of all 2026 Note Equivalent Indebtedness, and (ii) the aggregate outstanding principal amount (or any other Indebtedness in connection with the relevant transactions, if applicable) of all Indebtedness outstanding under the Additional Permitted 2026 Notes does not cause Parent to breach the “Fixed Charge Coverage Ratio” covenant set forth in the 2026 Notes Indenture as in effect on November 2, 2018 (whether or not such 2026 Notes Indenture is in full force and effect at the time of the incurrence of the 2026 Note Equivalent Indebtedness) or any other covenant set forth in the 2026 Notes Indenture, if such 2026 Notes Indenture is still in effect,

(b)    any such 2026 Note Equivalent Indebtedness shall not have a scheduled final maturity date earlier than the later of (i) the maturity date of the 2026 Notes or (ii) one hundred eighty (180) days after the Maturity Date,

(c)    the Weighted Average Life to Maturity of any such 2026 Note Equivalent Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the Term Loan under the Agreement,

(d)    such 2026 Note Equivalent Debt shall not be secured by any property or assets of the Borrowers or any of their respective Subsidiaries,

(e)    as of the date of incurring or issuing any of such 2026 Note Equivalent Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and

(f)    any mandatory payments shall be on terms substantially similar to, or (taken as a whole) no more favorable to the holder of such Indebtedness than (as reasonably determined by the Borrowers) those in respect of the 2026 Notes except as Agent may otherwise agree.

“2026 Notes” shall mean, collectively, (a) the 10.500% Senior Notes due 2026, in the original principal amount of $325,000,000, and (b) any Additional Permitted 2026 Notes, issued by Parent pursuant to the 2026 Notes Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced (to the extent not prohibited by this Agreement).

“2026 Notes Indenture” shall mean the Indenture to be dated as of November 2, 2018, by and among Parent, the subsidiary guarantors party thereto and 2026 Notes Trustee, as trustee, with respect to the 2026 Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced (to the extent not prohibited by this Agreement).

“2026 Notes Trustee” shall mean U.S. Bank National Association, in its capacity as trustee under the 2026 Notes Indenture, and any successor, replacement or additional trustee under the 2026 Notes Indenture, and their respective successors and assigns.

“Additional Permitted 2026 Notes” shall mean any and all notes issued under the 2026 Notes Indenture to the extent that the issuance of such notes does not cause Parent to breach the “Fixed Charge Coverage Ratio” covenant relating to the incurrence of indebtedness and described in the 2026 Notes Indenture as in effect on November 2, 2018.

(c)    Section 6.10 shall be amended to add a “; and” at the end of clause (h) and add a new clause (i) to read as follows:

“(i) the guaranty by the Revolving Loan Borrower and the Term Loan Borrower and their respective Subsidiaries of the Indebtedness owing with respect to the 2026 Notes and the 2026 Notes Indenture and any refinancing, refunding, extensions, renewals, issuances, replacements, amendments or modifications thereof. Borrowers shall furnish to Agent all notices or demands relating to an event of default under or acceleration of the maturity of such indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.”

Section 1.03    Representations, Warranties and Covenants. Each Borrower hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to the Borrowers:

(a)    This Amendment No. 2 has been duly authorized, executed and delivered by all necessary action on the part of such Borrower, and the agreements and obligations of such Borrower contained herein constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity;

(b)    The execution, delivery and performance of this Amendment No. 2 (i) are all within such Borrower’s corporate or limited liability company powers, as applicable, (ii) are not in contravention of (A) any material law or the terms of such Borrower’s certificate or articles of organization or formation, operating agreement or other organizational documentation, or (B) any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property is bound, except, in the case of this clause (B), where any such contravention would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and (iii) shall not result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Lender pursuant to the Credit Agreement and the Financing Agreements as amended hereby, other than Permitted Liens;

(c)    All of the representations and warranties set forth in the Credit Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

(d)    After giving effect to this Amendment No. 2, no Default or Event of Default exists as of the date of this Amendment No. 2; and

(e)    No action of, or filing with, or consent of any governmental or public body or authority other than the filing of UCC financing statements or other filings relating to the perfection of security interests with the appropriate governmental authorities, and no approval or consent of any other party (other than, in each case, actions, filings or consents that have already been taken, made or obtained) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 2.

Section 1.04    Consent of the Lenders. For the avoidance of doubt, the Lender hereby consents to Vector Group, Ltd.’s offering and issuance of the 2026 Notes and execution of the 2026 Notes Indenture and to the incurrence by the Revolving Loan Borrower and the Term Loan Borrower and their respective Subsidiaries of the guarantees of the 2026 Notes, and the transactions contemplated by the 2026 Notes Indenture.

Section 1.05    Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Lender under the Credit Agreement and the other Financing Agreements, Borrowers shall pay to Lender, an amendment fee of $5,000.00 (the “Amendment Fee”), which amount is fully earned and payable on the date hereof. The fee payable hereunder constitutes part of the Obligations and is non-refundable and may be charged by Lender directly to any loan account of Borrowers.

Section 1.06    Conditions Precedent. The amendments set forth in Section 1.02 of this Amendment No. 2 shall not be effective until (a) the Lender has received a copy of this Amendment No. 2, duly authorized and executed by the Borrowers, (b) immediately prior, and immediately after giving effect to the amendments and agreements set forth herein, there shall exist no Event of Default or event or condition which, with the giving of notice, passage of time, or both, would constitute an Event of Default and (c) the Lender shall have received the Amendment Fee.

Section 1.07    Effect of this Amendment. This Amendment No. 2 constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly amended and waived pursuant hereto, no other changes or modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Credit Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

Section 1.08    Further Assurances. Each Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment No. 2.

Section 1.09    Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 1.10    Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 1.11    Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telecopier or electronic communication shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized representatives as of the day and year first above written.

LIGGETT GROUP LLC, a Delaware limited liability company, as Administrative Borrower and Revolving Loan Borrower

By:	/s/ John Long
Name:	John Long
Title:	Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 2 to Liggett Credit Agreement]

100 MAPLE LLC, a Delaware limited liability company, as Term Loan Borrower

By:	/s/ John Long
Name:	John Long
Title:	Secretary

[Signature Page to Amendment No. 2 to Liggett Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, a Lender and Issuing Bank

By:	/s/ Andrew Rogow
Name:	Andrew Rogow
Title:	Vice President

[Signature Page to Amendment No. 2 to Liggett Credit Agreement]

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